UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 797-0189
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03.     Material Modification to Rights of Security Holders.

Effective July 14, 2005, PTS, Inc. (the “Registrant”) implemented a one for 500 reverse split of its issued and outstanding shares of common stock (the “Reverse Split”).  Following the Reverse Split, the number of issued and outstanding shares of the Registrant’s common stock was reduced from 1,053,662,172 to 2,107,325 in accordance with the one for 500 Reverse Split ratio.  The number of the Registrant’s authorized common shares remained at 1,800,000,000, the number of the Registrant’s authorized preferred shares remained at 200,000,000, and the par value of the Registrant’s common and preferred stock remained at $0.001 per share following the Reverse Split.

All fractional shares which would otherwise be held by the Registrant's stockholders following the Reverse Split were rounded up to one whole share.  The Registrant issued one new share of common stock for up to each 500 shares of common stock held as of July 13, 2005.

The intention of the Reverse Split was not to reduce the number of the Registrant’s stockholders.

The Registrant currently has no intention of going private, and the Reverse Split was not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act.  Moreover, the Reverse Split does not increase the risk of the Registrant becoming a private company in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2005.	PTS, Inc.

By: /s/ Peter Chin Peter Chin, President